UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On August 11, 2015, Blue Hills Bancorp, Inc., the holding company for Blue Hills Bank, (the "Bank") announced several organization changes impacting the Retail and Commercial Banking businesses.  James Kivlehan (Executive Vice President and Chief Financial Officer), who has extensive retail banking industry experience, has assumed overall responsibility for the Retail Banking business in addition to his role as Chief Financial Officer following the departure of Scott Thimann.  Kelly Orlando, who has been with the Bank for four years, will report to Mr. Kivlehan and continue to lead the Retail Banking group’s efforts.  Small business clients with over $2 million in revenue will now be handled by Executive Vice President, Thomas O’Leary’s Commercial Banking business. The vision behind this new organizational alignment is to ensure the delivery of the best customer experience in the most effective and efficient manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: August 13, 2015	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer